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                                                                     EXHIBIT 4.1

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


NUMBER                      PORTACOM WIRELESS, INC.                SHARES


                                                              -----------------
                                                             [CUSIP 735907 10 7]
                                                              -----------------
THIS CERTIFIES THAT


is the registered holder of

     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK WITH A PAR VALUE OF U.S. $0.001 PER SHARE

in the Capital of the above named Corporation tranferable on the books of the Corporation by the registered holder in person or by Attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

                                     DATED      Dec 31, 1996

                                     COUNTERSIGNED AND REGISTERED
                                     PACIFIC CORPORATE SERVICES LTD.   VANCOUVER
------------------------------       TRANSFER AGENT AND REGISTRAR
        President




------------------------------       By--------------------------------
        Secretary                             Authorized Officer

  The Shares represented by this certificate are transferable at the offices of Pacific Corporate Services Ltd., Vancouver, B.C.